Exhibit 4.1
As adopted on September 28, 2022 and to be effective as of October 26, 2022
AMENDED AND RESTATED ARTICLES OF ASSOCIATION
of
SATIXFY COMMUNICATIONS LTD.
As adopted on [      ], 2022
1.
INTERPRETATION

1.1
In these Articles the following terms shall have the meanings set opposite to them, unless the context otherwise requires:

Terms
Meanings

Articles
These Amended and Restated Articles of Association as may be amended from time to time.

Auditor
As defined under the Companies Law.

Board
The Board of Directors of the Company.

Business Day
Any day other than Friday, Saturday, Sunday or public holiday under the laws of Israel or the State of New York or other day on which banking institutions are authorized or obligated to close in Israel or the State of New York.

Chairperson
Chairperson of the Board or the General Meeting, as the context implies.

CEO
Chief Executive Officer of the Company, also referred to under the Companies Law as the General Manager.

Class Meeting
A meeting of the holders of a class of shares.

Company
Satixfy Communications Ltd.

Companies Law
Israeli Companies Law, 5759-1999 and any other law which may come in its stead, in each case, as amended from time to time.

Companies Regulations
All regulations promulgated from time to time under the Companies Law.

Derivative Transaction
As defined in Article 19.4 below.

Dividend
As defined under the Companies Law.

EC Law
Israeli Economic Competition Law, 5748-1988.

Exchange Act
Securities Exchange Act of 1934, as amended.

External Director
As defined under the Companies Law.

General Meeting
An annual meeting or special meeting of the shareholders of the Company (as such terms defined in Article 19 of these Articles), as the case may be.

Office
The registered office of the Company from time to time.

Office Holder
As defined under the Companies Law.

Ordinary Share(s)
The Company’s Ordinary Shares, no par value.

Person
A company, corporate body, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, or an individual.

Proposal Request
As defined in Article 19.4 below.

Proposing Shareholder
As defined in Article 19.4 below.

Register
The Company’s shareholders register, maintained in accordance with the Companies Law.

Securities Act
U.S. Securities Act of 1933, as amended.

Securities Law
Israeli Securities Law, 5728-1968.

Simple Majority
A majority of more than fifty percent (50%) of the votes cast by those shareholders voting in person or by proxy (including by voting deed), not taking into consideration abstaining votes.

Special Majority
A majority of sixty-six and two thirds percent (66 2/3%) or more of the votes cast by those shareholders voting in person or by proxy (including by voting deed), not taking into consideration abstaining votes.

Statutes
The Companies Law and, to the extent applicable to the Company, the Israeli Companies Ordinance (New Version) 1983, the Securities Law and all applicable laws and regulations applicable in any relevant jurisdiction (including without limitation, the Securities Act, the Exchange Act and other U.S. federal laws and regulations), and rules of any stock market in which the Company’s shares are registered for trading as shall be in force from time to time.

Subject to the provisions of this Article 1 and unless the context necessitates another meaning, terms and expressions in these Articles which have been defined in the Statutes shall have the meanings ascribed to them therein.
1.2
Words importing the singular shall include the plural, and vice versa. Any pronoun shall include the corresponding masculine, feminine and neuter forms; and words importing persons shall include corporate bodies. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; the words “herein”, “hereof” and “hereunder” and words of similar import refer to these Articles in their entirety and not to any part hereof; all references herein to Articles or clauses shall be deemed references to Articles or clauses of these Articles; any references to any agreement or other instrument or law, statute or regulation are to it as amended, supplemented or restated, from time to time (and, in the case of any law, to any successor provisions or re-enactment or modification thereof being in force at the time); any reference to “law” shall include any law (‘din’) as defined in the Interpretation Law, 5741-1981, and any applicable supranational, national, federal, state, local, or foreign statute or law and shall be deemed also to refer to all rules and regulations promulgated thereunder; any reference to a “day” or a number of “days” (without any explicit reference otherwise, such as to business days) shall be interpreted as a reference to a calendar day or number of calendar days; and reference to “written” or “in writing” shall include written, printed, photocopied, typed, any electronic communication (including email, facsimile, signed electronically (in Adobe PDF, DocuSign or any other format)) or produced by any visible substitute for writing, or partly one and partly another, and signed shall be construed accordingly.

The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

Any provision or part thereof of these Articles, prohibited by applicable law, shall be ineffective, without invalidating any other part of these Articles.
2.
NAME OF THE COMPANY

The name of the Company is Satixfy Communications Ltd. (and in Hebrew: ).
3.
OBJECTIVES

The objectives of the Company shall be to engage in any activity permitted by law.
4.
PUBLIC COMPANY

The Company is a public company as such term is defined in, and for so long as it qualifies under, the Companies Law.
5.
LIMITED LIABILITY

The liability of each shareholder for the Company’s obligations is limited to the payment of the nominal value of the shares held by such shareholder, subject to the provisions of the Companies Law.
6.
CAPITAL, SHARES AND RIGHTS

6.1
The registered share capital of the Company consists of 250,000,000 Ordinary Shares of no par value per share.

6.2
Subject to Article 13, all issued and outstanding shares of the Company of the same class are of equal rights between them for all intents and purposes concerning the rights set forth in these Articles.

6.3
Subject to Article 13, each issued Ordinary Share entitles its holder to the rights as described below:

6.3.1
The equal right to participate in and vote at the Company’s General Meetings, and each of the shares in the Company shall entitle the holder thereof, who is present at the meeting and participating in the vote, whether in person, or by proxy, to one vote.

6.3.2
The equal right to participate in any Dividend or distribution of bonus shares.

6.3.3
The equal right to participate in the distribution of assets available for distribution in the event of liquidation of the Company.

6.3.4
If two or more persons are registered as joint holders of any shares, any one of such persons may give effectual receipts for any dividend or other monies in respect of such share and his or her confirmation will bind all holders of such share.

6.3.5
Any payment for a share shall be initially credited against the par value of said share and any excess amount shall be credited as a premium for said share, unless determined otherwise in the conditions of the allocation.

7.
SHARE CERTIFICATES

7.1
To the extent that the Board determines that all shares shall be certificated or, if the Board does not so determine, to the extent that any Shareholder requests a share certificate or the Company’s transfer agent so requires, share certificates shall be issued under the corporate seal of the Company or its written, typed or stamped name and shall bear the signature of one Director, the CEO, or any person or persons authorized therefor by the Board. Signatures may be affixed in any mechanical or electronic form, as the Board may prescribe.

7.2
The Company may issue a new certificate in lieu of a certificate that was issued and was lost, defaced, or destroyed, on the basis of such proof and guarantees as the Company may require, and after payment of an amount that shall be prescribed by the Company, and the Company may also replace existing certificates with new certificates, free of charge, subject to such conditions as the Company shall stipulate.
8.
REGISTERED HOLDER

8.1
Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by Statute, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

8.2
Subject to and in accordance with the provisions of Sections 138 and 139 of the Companies Law, the Company may cause supplementary registers to be kept in any place outside Israel as the Board may think fit, and, subject to all applicable requirements of law, the Board may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

9.
ISSUANCE AND REPURCHASE OF SHARES

9.1
The unissued shares from time to time shall be under the control of the Board (and, to the full extent permitted by law, any Committee thereof), which shall have the power to issue or otherwise dispose of shares and of securities convertible or exercisable into or other rights to acquire from the Company to such persons, on such terms and conditions, and either at par or at a premium, or subject to the provisions of the Companies Law and other Statutes, at a discount and/or with payment of commission, and at such times, as the Board (or the Committee, as the case may be) deems fit, and the power to give to any person the option to acquire from the Company any shares or securities convertible or exercisable into or other rights to acquire from the Company, either at par or at a premium, or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board (or the Committee, as the case may be) deems fit.

9.2
The Company may at any time and from time to time, subject to the Companies Law and other Statutes, repurchase or finance the purchase of any shares or other securities issued by the Company, in such manner and under such terms as the Board shall determine, whether from any one or more Shareholders. Such purchase shall not be deemed as payment of dividends and as such, no Shareholder will have the right to require the Company to purchase his shares or offer to purchase shares from any other Shareholders.

10.
TRANSFER OF SHARES

10.1
Registration of Transfer — No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board or an officer of the Company to be designated by the CEO) has been submitted to the Company (or its transfer agent), together with any share certificate(s) (if there are any) and such other evidence of title as the Board or an officer of the Company to be designated by the CEO may require. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

10.2
The Board, may, from time to time, prescribe a fee of the registration of a transfer, and may approve other methods of recognizing the transfer of shares in order to facilitate the trading of the Company’s shares on any applicable stock exchange on which the Company’s shares are then listed for trading.

10.3
Notwithstanding anything to the contrary herein, shares registered in the name of The [Depository Trust Company] or its nominee shall be transferrable in accordance with the policies and procedures of [The Depository Trust Company].

10.4
Suspension of Registration — The Board may, in its discretion to the extent it deems necessary, close the Register and suspend the registration of transfers for a period of time as the Board shall deem fit, and no registration of transfer of shares shall be made by the Company during any such period during which the Register is so closed.

11.
TRANSMISSION OF SHARES

11.1
In the case of the death, liquidation, bankruptcy, dissolution, winding-up or a similar occurrence of a shareholder, the legal successors, receivers, or liquidators (as the case may be) of such shareholder shall be the only persons recognized by the Company (after receipt of evidence to the entitlement thereto) as having any title to such shares, but nothing herein contained shall release the estate of the predecessor from any liability in respect of such shares.

11.2
The legal successors may, upon producing such evidence of title as the Board shall require, be registered themselves as holders of the shares, or subject to the provisions as to transfers herein contained, transfer the same to some other person.

12.
CALLS ON SHARES

12.1
The Board may, from time to time, make such calls as it may, in its sole discretion, deem appropriate upon shareholders with respect to the payment of any sum unpaid in respect of shares held by such shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated by the Board (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

12.2
Notice of any call for payment by an applicable shareholder(s) shall be given in writing to such applicable shareholder(s) not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom and the place where such payment shall be made; provided, however, that before the time for any such payment fixed in a notice of a call given to a shareholder, the Board may in its absolute discretion, by notice in writing to such shareholder(s), revoke such call in whole or in part, extend such time, or alter such designated person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

12.3
If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were payable by virtue of a call duly made by the Board and of which due notice had been given, and all the provisions herein contained with respect to calls shall apply to each such amount.

12.4
The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

12.5
Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debtor rate charged by leading commercial banks in Israel), and at such time(s) as the Board may prescribe.

12.6
A shareholder shall not be entitled to his rights as shareholder, including the right to dividends, unless such shareholder has fully paid all the notices of call delivered to him, or which according to these Articles are deemed to have been delivered to him, together with interest, linkage and expenses, if any, unless otherwise determined by the Board.

12.7
Upon the allotment of shares, the Board may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

13.
ALTERATIONS OF THE REGISTERED SHARE CAPITAL

13.1
Subject to the Statutes, a General Meeting of shareholders may from time to time resolve to:

(a)
alter or add classes of shares that shall constitute the Company’s registered capital, including shares with preference rights, deferred rights, conversion rights or any other special rights or limitations;

(b)
increase the Company’s registered share capital by creating new shares either of an existing class or of a new class;

(c)
consolidate and/or split all or any of its share capital into shares of larger or smaller par value than the existing shares;

(d)
cancel any registered shares not yet allocated, provided that the Company has made no commitment to allocate such shares; and

(e)
reduce the Company’s share capital and any reserved fund for redemption of capital.

13.2
In executing any resolution adopted according to Article 13.1 above, the Board may, at its discretion, resolve any related issues.

13.3
If as a result of a consolidation or split of shares authorized under these Articles, fractions of a share will stand to the credit of any shareholder, the Board is authorized at its discretion, to act as follows:

(a)
Determine that fractions of shares that do not entitle their owners to a whole share, will be sold by the Company and that the consideration for the sale be paid to the beneficiaries, on terms the Board may determine;

(b)
Allot to every shareholder, who holds a fraction of a share resulting from a consolidation and/or split, shares of the class that existed prior to the consolidation and/or split, in a quantity that, when consolidated with the fraction, will constitute a whole share, and such allotment will be considered valid immediately prior to the consolidation or split;

(c)
Determine the manner for paying the amounts to be paid for shares allotted in accordance with Article 13.3(b) above, including on account of bonus shares; and/or

(d)
Determine that the owners of fractions of shares will not be entitled to receive a whole Share in respect of a share fraction or that they may receive a whole share with a different par value than that of the fraction of a share.

13.4
Except as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original share capital and shall be subject to the same provisions of these Articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise, which applies to the original share capital.

14.
FORFEITURE AND SURRENDER

14.1
If any Shareholder fails to pay an amount payable by virtue of a call, installment or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including, without limitation, attorneys’ fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon) constitute a part of, the amount payable to the Company in respect of such call.

14.2
Upon the adoption of a resolution as to the forfeiture of a Shareholder’s share, the Board shall cause notice thereof to be given to such Shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board may cancel such resolution of forfeiture, but no such cancellation shall stop the Board from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

14.3
Without derogating from Articles 30.2 and 30.8 hereof, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.
14.4
The Company, by resolution of the Board, may accept the voluntary surrender of any share.

14.5
Any share forfeited or surrendered as provided herein, shall become the property of the Company as a dormant share, and the same, subject to the provisions of these Articles, may be sold, re-issued or otherwise disposed of as the Board deems fit.

14.6
Any person whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 12.5 above, and the Board, in its discretion, may, but shall not be obligated to, enforce or collect the payment of such amounts, or any part thereof, as it shall deem fit. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the person in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another.

14.7
The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-issued or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall stop the Board from re-exercising its powers of forfeiture pursuant to this Article 14.

15.
LIEN

15.1
Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his or her debts, liabilities and engagements to the Company arising from any amount payable by such Shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

15.2
The Board may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such Shareholder, his or her executors or administrators.

15.3
The net proceeds of any such sale, after payment of the costs and expenses thereof or ancillary thereto, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder in respect of such share (whether or not the same have matured), and the remaining proceeds (if any) shall be paid to the Shareholder, his or her executors, administrators or assigns.

16.
SALE AFTER FORFEITURE OR SURRENDER OR FOR ENFORCEMENT OF LIEN

Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser’s name to be entered in the Register in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his or her name has been entered in the Register in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.
MODIFICATION OF CLASS RIGHTS

17.1
If at any time the share capital is divided into different classes of shares, any change to the rights and privileges of the holders of any such class of shares shall require the approval of a Class Meeting of such class of shares by a Simple Majority (unless otherwise provided by the Statutes or by the terms of issue of the shares of that class), in addition to the Simple Majority of all classes of shares voting together as a single class at a shareholder meeting. The rights and privileges of the holders of any class of shares shall not be deemed to have been altered by creating or issuing shares of any class, including a new class (unless otherwise provided by the terms of issue of the shares of that class).

18.
BORROWING POWERS

The Company may, by resolution of the Board, from time to time, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company. The Company, by resolution of the Board, may also raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it deems fit, and in particular by the issue of debentures or debenture stock of the Company charged upon all or any part of the property of the Company (both present and future) including its unissued and/or its uncalled capital for the time being. Issuance of any series of debentures shall require Board approval.
19.
GENERAL MEETINGS

19.1
Annual general meetings shall be held at least once a calendar year, but not later than fifteen (15) months after the last annual general meeting. The meeting shall be held at such time and at such place, either within or outside Israel, as may be determined by the Board. Such general meetings shall be called “Annual Meetings” and all other general meetings of the Company shall be called “Special Meetings”.

19.2
The Annual Meeting shall transact any business required pursuant to these Articles or the Companies Law, and any other matter as shall be determined by the Board. The Board may convene a Special Meeting by its resolution, and is required to convene a Special Meeting should it receive a request, in writing, from a person or persons entitled, under the Companies Law, to demand such meeting.

19.3
Any request for convening a meeting must specify the purposes for which the meeting is to be called, shall be signed by the persons requesting the meeting, and shall be delivered to the Company’s CEO and Secretary.

19.4
Subject to any Statute, any shareholder or shareholders of the Company holding at least the percentage of voting rights of the Company [required under the Companies Law] in order to be entitled to require inclusion of a matter on the agenda of a General Meeting (the “Proposing Shareholder(s)”) may request, subject to the Companies Law, that the Board include a matter on the agenda of a General Meeting to be held in the future, provided that the Board determines that the matter is appropriate to be considered at a General Meeting (a “Proposal Request”). In order for the Board to consider a Proposal Request and whether to include the matter stated therein in the agenda of a General Meeting, notice of the Proposal Request must be timely delivered in accordance with applicable Statute, and the Proposal Request must comply with the requirements of these Articles (including this Article 19.4) and any applicable Statute. The Proposal Request must be in writing, signed by all of the Proposing Shareholder(s) making such request, delivered, either in person or by certified mail, postage prepaid, and received by the Secretary (or, in the absence thereof by the CEO). To be considered timely, a Proposal Request must be received within the time periods prescribed by applicable Statute. The announcement of an adjournment or postponement of a General Meeting shall not commence a new time period (or extend any time period) for the delivery of a Proposal Request as described above. In addition to any information required to be included in accordance with applicable Statute, a Proposal Request must include the following: (i) the name, address, telephone number and email address of the Proposing Shareholder (or each Proposing Shareholder, as the case may be) and, if an entity, the name(s) of the person(s) that controls or manages such entity; (ii) the number of Shares held by the Proposing Shareholder(s), directly or indirectly (and, if any of such Shares are held indirectly, an explanation of how they are held and by whom), which shall be in such number no less than as is required to qualify as a Proposing Shareholder, accompanied by evidence satisfactory to the Company of the record holding of such Shares by the Proposing Shareholder(s) as of the date of the Proposal Request, and a representation that the Proposing Shareholder(s) intends to appear in person or by proxy at the meeting; (iii) the matter requested to be included on the agenda of a General Meeting, all information related to such matter, the reason that such matter is proposed to be brought before the General Meeting, the complete text of the resolution that the Proposing Shareholder proposes to be voted upon at the General Meeting and, if the Proposing Shareholder wishes to have a position statement in support of the Proposal Request, a copy of such position statement that complies with the requirement of any applicable Statute, (iv) a description of all arrangements or understandings between the Proposing Shareholders and any other Person(s) (naming such Person or Persons) in connection with the matter that is requested to be included on the agenda and a declaration signed by all Proposing Shareholder(s) of whether any of them has a personal interest in the matter and, if so, a description in reasonable detail of such personal interest; (v) a description of all Derivative Transactions (as defined below) by each Proposing Shareholder(s) during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; and (vi) a declaration that all of the information that is required under the Companies Law and any other applicable Statute to be provided to the Company in connection with such matter, if any, has been provided to the Company. The Board, may, in its discretion, to the extent it deems necessary, request that the Proposing Shareholder(s) provide additional information necessary so as to include a matter in the agenda of a General Meeting, as the Board may reasonably require.
A “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proposing Shareholder or any of its affiliates or associates, whether of record or beneficial: (1) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (2) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (3) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (4) which provides the right to vote or increase or decrease the voting power of, such Proposing Shareholder, or any of its affiliates or associates, with respect to any shares or other securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, share appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proposing Shareholder in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proposing Shareholder is, directly or indirectly, a general partner or managing member.
The information required pursuant to this Article shall be updated as of (i) the record date of the General Meeting, (ii) five days before the General Meeting, and (iii) as of the General Meeting, and any adjournment or postponement thereof.
19.5
Subject to applicable law, the Board shall determine the agenda of any General Meeting.

19.6
An amendment to Article 19.4 or this Article 19.6 shall require a Special Majority.

19.7
Notice of General Meetings

(a)
The Company is not required to give notice of a General Meeting, subject to any mandatory provision of the Companies Law.

(b)
The accidental omission to give notice of a General Meeting to any Shareholder, or the non-receipt of notice sent to such Shareholder, shall not invalidate the proceedings at such meeting or any resolution adopted thereat.

(c)
No Shareholder present, in person or by proxy, at any time during a General Meeting shall be entitled to seek the cancellation or invalidation of any proceedings or resolutions adopted at such General Meeting on account of any defect in the notice of such meeting relating to the time or the place thereof, or any item acted upon at such meeting.

(d)
In addition to any places at which the Company may make available for review by Shareholders the full text of the proposed resolutions to be adopted at a General Meeting, as required by the Companies Law, the Company may add additional places for Shareholders to review such proposed resolutions, including an internet site.

19.8
Record Date of General Meetings

Notwithstanding any provision of these Articles to the contrary, and to allow the Company to determine the Shareholders entitled to notice of or to vote at any General Meeting or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or grant of any rights, or entitled to exercise any rights in respect of or to take or be the subject of any other action, the Board of Directors may fix a record date for a General Meeting, which shall not be more than the maximum period and not less than the minimum period permitted by law. A determination of Shareholders of record entitled to notice of or to vote at a General Meeting shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
20.
PROCEEDINGS AT GENERAL MEETINGS

20.1
Quorum

(a)
No business shall be transacted at any General Meeting of the Company unless a quorum of shareholders is present at the opening of the General Meeting.

(b)
Except as provided in the following Article with regard to an adjourned General Meeting, the quorum for any General Meeting shall be the presence of at least two shareholders in person or by proxy (including by voting deed) holding 33 1∕3% of the voting rights in the Company. For this purpose, abstaining shareholders shall be deemed present at the General Meeting.

(c)
If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the General Meeting shall stand adjourned to the same day in the following week at the same time and place or to such other day, time and place as the Board may indicate in a notice to the shareholders. At such adjourned General Meeting any number of shareholders shall constitute a quorum for the business for which the original General Meeting was called.

20.2
Chairperson of the General Meeting

(a)
The Chairperson of the Board shall preside as the Chairperson at every General Meeting, but if there shall be no such Chairperson or if at any meeting the Chairperson shall not be present within fifteen (15) minutes after the time appointed for holding the same, or shall be unwilling to act as chairperson of the meeting, then any of the following may preside as Chairperson of the meeting (and in the following order): a Director designated by the Board, the CEO, the Chief Financial Officer, the General Counsel/Secretary, or any person designated by any of the foregoing. If at any such meeting none of the foregoing persons is present or all are unwilling or unable to act as Chairperson, the shareholders (or shareholder as the case may be) present at the meeting shall choose a shareholder as chairman of the meeting.

(b)
The Chairperson of the General Meeting may, with the consent of a General Meeting at which a quorum is present, and shall if so directed by the General Meeting, adjourn any meeting, discussion or the resolution with respect to a matter that is on the agenda, from time to time and from place to place as the meeting shall determine. Except as may be required by the Companies Law, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.
(c)
Subject to Article 20.2(a) above, a vote in respect of the election of the Chairperson of the meeting or regarding a resolution to adjourn the meeting shall be carried out immediately. All other matters shall be voted upon during the meeting at such time and order as decided by the Chairperson of the General Meeting.

21.
VOTE OF SHAREHOLDERS

21.1
No Shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls then payable by him or her in respect of his or her shares in the Company have been paid.

21.2
All resolutions proposed at any General Meeting will require a Simple Majority, unless otherwise expressly required by the Statutes or these Articles.

21.3
A declaration by the Chairperson of the meeting that a resolution has been adopted or rejected, whether unanimously or with a specific majority and an entry to that effect in the minutes of the meeting shall be regarded as prima facie evidence thereof.

21.4
A General Meeting, the consideration of any matter on its agenda or the resolution on any matter on its agenda, may be postponed or adjourned, from time to time and from place to place: (i) by the Chairperson of a General Meeting as described in Article 20.2(b) above; or (ii) by the Board (whether prior to or at a General Meeting), but no business shall be transacted at any such adjourned meeting except business which might lawfully have been transacted at the meeting as originally called, or a matter on its agenda with respect to which no resolution was adopted at the meeting originally called.

21.5
The Chairperson of the meeting will not have a second and/or a casting vote. If the vote is tied with regard to a certain proposed resolution such proposal shall be deemed rejected.

21.6
If two or more persons are jointly entitled to a share, the vote of the senior one who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

21.7
A proxy may be appointed in respect of only some of the shares held by a shareholder, and a shareholder may appoint more than one proxy, each empowered to vote by virtue of a portion of the shares.

21.8
A proxyholder need not be a shareholder of the Company.

21.9
The instrument appointing a proxy shall be in writing signed by the appointer or of his attorney-in-fact duly authorized in writing. A corporate entity shall vote by a representative duly appointed in writing by such entity. Any instrument appointing a representative of a corporate entity or a proxy at a form satisfactory to the Company (whether for a specified meeting or otherwise) shall be in a form satisfactory to the Company.

Such instrument shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal, stamp or printed name or the hand of its duly authorized agent(s) or attorney(s).
21.10
If a Shareholder is a minor, under protection, bankrupt or legally incompetent, or in the case of a corporation, is in receivership or liquidation, it may vote through his or its trustees, receiver, liquidator, natural guardian or another legal guardian, as the case may be, and the persons listed above may vote in person or by proxy.

21.11
Unless otherwise determined by the Board, the instrument of appointment must be submitted to the Office no later than 48 hours prior to the time fixed for such General Meeting to be attended by such proxy or representative. Notwithstanding the above, the Chairperson of the meeting shall have the right to waive the time requirement provided above with respect to all instruments of appointment and to accept any and all instruments of appointment until the beginning of a General Meeting.
21.12
Subject to the Companies Law, an instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairperson, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under these Articles for such new appointment), provided such notice of cancellation or instrument appointing a different proxy is so received at the place and within the time for delivery of the instrument revoked thereby as referred to in these Articles, or (ii) if the appointing Shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairperson of such meeting of written notice from such Shareholder of the revocation of such appointment, or if and when such Shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing Shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 21.12 at or prior to the time such vote was cast.

21.13
A shareholder being of unsound mind or pronounced to be unfit to vote by a competent court of law may vote through a legally appointed guardian or any other representative appointed by a court of law to vote on behalf of such shareholder.

21.14
A shareholder entitled to vote may signify in writing his approval of, or dissent from, or may abstain from any resolution included in a proxy instrument furnished by the Company. A proxy instrument may include resolutions pertaining to such issues which are permitted to be included in a proxy instrument according to the Statutes, and such other issues which the Board may decide, in a certain instance or in general, to allow voting through a proxy. A shareholder voting or abstaining through a proxy instrument shall be taken into account in determining the presence of a quorum as if such shareholder is present at the meeting.

21.15
The Chairperson of the General Meeting shall be responsible for recording the minutes of the General Meeting and any resolution adopted.

21.16
A defect in convening or conducting a General Meeting, including a defect resulting from the non-fulfillment of any provision or condition set forth in the Companies Law or these Articles, including with regard to the manner of convening or conducting the General Meeting, shall not disqualify any resolution passed at the General Meeting and shall not affect the discussions or decisions which took place thereat.

21.17
The provisions of this Article 21 relating to General Meetings shall, mutatis mutandis, apply to Class Meetings.

21.18
Effect of Death of Appointer of Transfer of Share and or Revocation of Appointment

(a)
A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing Shareholder (or of his or her attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairperson of such meeting prior to such vote being cast.

(b)
Subject to the Companies Law, an instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairperson, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under this Article 21.18(b) for such new appointment), provided such notice of cancellation or instrument appointing a different proxy is so received at the place and within the time for delivery of the instrument revoked thereby as referred to in this Article 21.18(b), or (ii) if the appointing Shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairperson of such meeting
22.
DIRECTORS

22.1
Powers, Number of Directors, Composition & Election

(a)
The Board shall have and execute all powers and/or responsibilities allocated to the Board by the Statutes and these Articles, including, without limitation, (i) the powers granted to the Board pursuant to Section 92 of the Companies Law, and (ii) setting the Company’s policies and supervision over the execution of the powers and responsibilities of the CEO. The Board may execute any power of the Company that is not specifically allocated by the Statutes or by these Articles to another organ of the Company.

(b)
Without limiting the generality of the foregoing, the Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its absolute discretion, shall deem fit, including without limitation, capitalization and distribution of bonus shares, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time think fit.

(c)
The number of directors on the Board shall be no less than three (3) but no more than twelve (12), including any External Directors required to be appointed by the Companies Law (if required). A reduction of the maximum number of directors on the Board under this Article 22.1(c), shall not affect the term in office of serving directors determined prior to such reduction.

(d)
The directors, excluding the External Directors, shall be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, hereby designated as Class I, Class II and Class III. The Board may assign members of the Board already in office to such classes at the time such classification becomes effective.

(1)
The term of office of the initial Class I directors shall expire at the first Annual Meeting to be held in 2023 and when their successors are elected and qualified;

(2)
The term of office of the initial Class II directors shall expire at the first Annual Meeting following the Annual Meeting referred to in Article 22.1(d)(1) above and when their successors are elected and qualified, and

(3)
The term of office of the initial Class III directors shall expire at the first Annual Meeting following the Annual Meeting referred to in Article 22.1(d)(2) above and when their successors are elected and qualified.

(4)
If the number of Directors (excluding External Directors, if any were elected) that comprises the Board is hereafter changed by the Board, any newly created directorships or decrease in directorships shall be so apportioned by the Board among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

(e)
At each Annual Meeting, commencing with the Annual Meeting to be held in 2023, each of the successors elected to replace the directors of a Class whose term shall have expired at such Annual Meeting shall be elected to hold office until the third Annual Meeting next succeeding his or her election and until his or her respective successor shall have been elected and qualified. Notwithstanding anything to the contrary, each director shall serve until his or her successor is elected and qualified or until such earlier time as such director’s office is vacated.

(f)
The Board may at any time and from time to time appoint any person as a director to fill a vacancy (whether such vacancy is due to a director no longer serving or due to the number of directors serving being less than the maximum number stated in Article 22.1(c) above). In the event of one or more such vacancies in the Board, the continuing directors may continue to act in every matter; provided, however, that if their number is less than the minimum number provided for pursuant to Article 22.1(c) above, they may only act in an urgent matter or to fill the office of a director which has become vacant up to a number equal to the minimum number provided for pursuant to Article 22.1(c) above. The office of a director that was appointed by the Board to fill any vacancy shall only be for the remaining period of time during which the director whose service has ended was filled would have held office, or in case of a vacancy due to the number of directors serving being less than the maximum number stated in Article 22.1(c) above, the Board shall determine at the time of appointment the class pursuant to Article 22.1(d) above, to which the additional director shall be assigned. Other than as provided in this Article 22.1(f) directors may be elected only at Annual Meetings.

(g)
Prior to every General Meeting of the Company at which directors are to be elected, and subject to clauses (a) and (h) of this Article, the Board (or a Committee thereof) shall select, by a resolution adopted by a majority of the Board (or such Committee), a number of persons to be proposed to the shareholders of the Company for election as directors at such General Meeting (the “Nominees”).

(h)
Any Proposing Shareholder requesting to include on the agenda of a General Meeting a nomination of a Person to be proposed to the Shareholders for election as director (such person, an “Alternate Nominee”), may so request provided that it complies with this Article 22.1(h) and Article 19.4 and applicable Statute. Unless otherwise determined by the Board, a Proposal Request relating to an Alternate Nominee is deemed to be a matter that is appropriate to be considered only at an Annual Meeting. In addition to any information required to be included in accordance with applicable Statute, such a Proposal Request shall include information required pursuant to Article 19.4, and shall also set forth: (i) the name, address, telephone number and email address of the Alternate Nominee and all citizenships and residencies of the Alternate Nominee; (ii) a description of all arrangements, relations or understandings during the past three (3) years, and any other material relationships, between the Proposing Shareholder(s) or any of its affiliates and each Alternate Nominee; (iii) a declaration signed by the Alternate Nominee that he consents to be named in the Company’s notices and proxy materials relating to the General Meeting, if provided or published, and, if elected, to serve on the Board and to be named in the Company’s disclosures and filings, (iv) a declaration signed by each Alternate Nominee as required under the Companies Law and any other applicable Statute for the appointment of such an Alternate Nominee and an undertaking that all of the information that is required and regulations to be provided to the Company in connection with such an appointment has been provided (including, information in respect of the Alternate Nominee as would be provided in response to the applicable disclosure requirements); (v) a declaration made by the Alternate Nominee of whether he meets the criteria for an independent director and, if applicable, External Director of the Company under the Companies Law or under any applicable Statute, and if not, then an explanation of why not; and (vi) any other information required at the time of submission of the Proposal Request by applicable Statute. In addition, the Proposing Shareholder(s) and each Alternate Nominee shall promptly provide any other information reasonably requested by the Company, including a duly completed director and officer questionnaire, in such form as may be provided by the Company, with respect to each Alternate Nominee. To be timely, a Proposal Request relating to an Alternate Nominee shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 120 days prior to such Annual Meeting and no later than the later of 70 days prior to the date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting was first made by the Company. The Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing. The Company shall be entitled to publish any information provided by a Proposing Shareholder or Alternate Nominee pursuant to this Article 22.1(h) and Article 19.4, and the Proposing Shareholder and Alternate Nominee shall be responsible for the accuracy and completeness thereof.
The Nominees or Alternate Nominees shall be elected by a resolution adopted at the General Meeting at which they are subject for election. Notwithstanding Article 19.4, in the event of a Contested Election (as defined below), the method of calculation of the votes and the manner in which the resolutions will be presented to the General Meeting shall be determined by the Board in its discretion. In the event that the Board does not or is unable to make a determination on such matter, then the method described in clause (ii) below shall apply. The Board may consider, among other things, the following methods: (i) election of competing slates of director nominees (determined in a manner approved by the Board) by a majority of the voting power represented at the General Meeting in person or by proxy and voting on such competing slates, (ii) election of individual directors by a plurality of the voting power represented at the General Meeting in person or by proxy and voting on the election of directors (which shall mean that the nominees receiving the largest number of “for” votes will be elected in such Contested Election), (iii) election of each nominee by a majority of the voting power represented at the General Meeting in person or by proxy and voting on the election of directors, provided that if the number of such nominees exceeds the number of directors to be elected, then as among such nominees the election shall be by plurality of the voting power as described above, and (iv) such other method of voting as the Board deems appropriate, including use of a “universal proxy card” listing all Nominees and Alternate Nominees by the Company. For the purposes of these Articles, election of directors at a General Meeting shall be considered a “Contested Election” if the aggregate number of Nominees and Alternate Nominees at such meeting exceeds the total number of Directors to be elected at such meeting, with the determination thereof being made by the Secretary (or, in the absence thereof, by the CEO of the Company) as of the close of the applicable notice of nomination period under these Articles or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance herewith; provided, however, that the determination that an election is a Contested Election shall not be determinative as to the validity of any such notice of nomination; and provided further, that, if, prior to the time the Company mails its initial proxy statement in connection with such election of directors, one or more notices of nomination of an Alternate Nominee are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a Contested Election. At any General Meeting at which Directors are to be elected, each shareholder shall be entitled to cast a number of votes with respect to nominees for election to the Board up to the total number of Directors to be elected at such meeting. Shareholders shall not be entitled to cumulative voting in the election of Directors, except to the extent specifically set forth in this Article.
(i)
The term of office of a director shall commence on the date of such director’s election by the Annual Meeting or by the Board or on a later date, should such date be determined in the resolution of appointment of the Annual Meeting or of the Board.

(j)
This Article 22.1 may only be amended, replaced or suspended by a resolution of the Special Majority.

(k)
Notwithstanding anything to the contrary in these Articles, the election, qualification, removal, or dismissal of External Directors shall be in accordance with the applicable provisions set forth in the Companies Law.

22.2
Remuneration

The Company shall determine the remuneration of the directors, if any, in accordance with the Companies Law.
22.3
Chairperson of the Board

The Board shall appoint one of its members to serve as the Chairperson and may replace the Chairperson from time to time. The Chairperson shall preside at meetings of the Board, but if at any meeting the Chairperson is not present within fifteen (15) minutes after the time appointed for holding the meeting, the present directors shall choose a present director to be chairman of such meeting.
22.4
Vacation of Office

The office of a Director shall be vacated and he shall be dismissed or removed:
(a)
ipso facto, upon his death;

(b)
if he is prevented by any Statute from serving as a Director;

(c)
if the Board determines that due to his mental or physical state he is unable to serve as a director;

(d)
if his directorship expires pursuant to these Articles and/or applicable law;

(e)
by a resolution adopted at a General Meeting by a Special Majority. Such removal shall become effective on the date fixed in such resolution;

(f)
by his written resignation, such resignation becoming effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later; or

(g)
with respect to an External Director, if so elected, and notwithstanding anything to the contrary herein, only pursuant to applicable law.

23.
PROCEEDINGS OF THE DIRECTORS

23.1
The directors shall meet together for the dispatch of business, adjourn, and otherwise regulate their meetings as they deem fit, subject to these Articles.

23.2
Unless otherwise determined by the Board, written notice of any meeting of the Board and the agenda setting out the matters to be discussed at such meeting, shall be given to all directors at least forty-eight (48) hours (or such shorter notice (i) if all the directors so agree or (ii) in the case of emergency, if a majority of the directors so agree) before the meeting. A majority of the members of the Board may decide to hold a meeting without such notice, provided the Chairperson participates in such meeting.

23.3
Quorum

No business shall be transacted at any meeting of the Board unless a quorum of directors is present when a meeting is called to order. A quorum shall be deemed to exist when there are present at least a majority of those members of the Board then in office who are not legally prevented from participating and voting in the meeting.
If a quorum is not present at the meeting of the Board within half an hour after the time scheduled for the meeting, the meeting may be adjourned to another time as shall be decided by the Chairperson, or in his absence, the directors present at the meeting, provided that notice of no less than forty-eight (48) hours in advance shall be given to all the directors of the time of the adjourned meeting. A directors may waive the necessity of such notice either beforehand or retrospectively. The quorum for the commencement of the adjourned meeting shall be at least one member of the Board.
23.4
Methods of Attending Meetings

Some or all of the directors may attend meetings of the Board through computer network, telephone or any other media of communication, enabling all the directors participating to hear and communicate with each other simultaneously, provided that due prior notice detailing the time and manner of holding a given meeting is served upon all the directors. The Board may waive the necessity of such notice either beforehand or retrospectively.
Any resolution adopted by the Board in such a meeting, pursuant to the provisions of these Articles, will be recorded in writing and signed by the Chairperson (or in his absence by the chairman of the meeting), and shall be valid as if adopted at a meeting of the Board duly convened and held.
23.5
A resolution in writing signed by all of the directors eligible to participate in the discussion and vote on such resolution, or in respect of which all such directors have agreed (in writing by mail, fax, or electronic mail) not to convene, shall be as valid and effective for all purposes as if passed at a meeting of the Board duly convened and held.

Any such resolution may consist of several counterparts, each signed by one or more directors. Such resolution in writing shall be effective as of the last date appearing on the resolution, or if the resolution is signed in two or more counterparts, as of the last date appearing on the counterparts.
23.6
While exercising his/her voting right, each director shall have one vote. Resolutions of the Board will be decided by a simple majority of the directors present and voting, not taking into consideration abstaining votes, except as otherwise provided in these Articles or by the Statutes. In the event the vote is tied, the Chairperson of the Board shall have a casting vote.

23.7
Alternate Director

(a)
Pursuant to the Companies Law, any director may, from time to time, appoint, remove or replace any person from acting as his alternate (the “Alternate Director”); provided that the appointment of such person shall have effect only upon and subject to its being approved by the Board. The appointment of an Alternate Director does not negate the responsibility of the appointing director and such responsibility shall continue to apply to such appointing director — taking into account the circumstances of the appointment.

(b)
An Alternate Director shall be entitled, while holding office, to receive notices of meetings of the Board and to attend and vote as a director at any meetings at which the appointing director is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the appointing director. Provided however, that (i) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides and such appointment is approved by the Board), and (ii) an Alternate Director shall have no standing at any meeting of the Board or any Committee thereof while the appointing director is present.

(c)
Any individual, who qualifies to be a member of the Board, may act as an Alternate Director. One person may not act as Alternate Director for several directors or if he is serving as a director.

(d)
Any notice to the Company pursuant to Article 23.7(a) shall be given in person to, or by sending the same by mail to the attention of the Chairperson of the Board at the principal office of the Company or to such other person or place as the Board shall have determined for such purpose, and shall become effective on the date fixed therein, upon the receipt thereof by the Company (at the place as aforesaid) or upon the approval of the appointment by the Board, whichever is later.
(e)
The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 22.4, and such office shall ipso facto be vacated if the office of the director who appointed such Alternate Director is vacated, for any reason.

23.8
Delegation of Powers

(a)
The Board may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees (in these Articles referred to as a “Committee”), each consisting of one or more persons, and it may from time to time revoke such delegation or alter the composition of any such Committee. Any Committee so formed shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board, subject to applicable law. No regulation imposed by the Board on any Committee and no resolution of the Board shall invalidate any prior act done pursuant to a resolution by the Committee which would have been valid if such regulation or resolution of the Board had not been adopted. The meetings and proceedings of any such Committee shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board, to the extent not superseded by any regulations adopted by the Board. Unless otherwise expressly prohibited by the Board or the applicable law, in delegating powers to a Committee, such Committee shall be empowered to further delegate such powers. If the Board delegates powers to a Committee, at least one External Director shall serve on such Committee.

(b)
Without derogating from the provisions of Article 26, the Board may from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board deems fit, and may terminate the service of any such person. The Board may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and compensation, of all such persons.

(c)
The Board may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

23.9
Meetings of Committees and proceedings thereat (including the convening of the meetings, the election of the chairman and the votes) shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and unless otherwise determined by the Board, including by an adoption of a charter governing the Committee proceedings.

23.10
Notwithstanding anything to the contrary herein, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure or defect is waived prior to action being taken at such meeting, by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid. Without derogating from the foregoing, no Director present at any time during a meeting of the Board shall be entitled to seek the cancellation or invalidation of any proceedings or resolutions adopted at such meeting on account of any defect in the notice of such meeting relating to the date, time or the place thereof or the convening of the meeting.

24.
CONFLICT OF INTEREST; APPROVAL OF CERTAIN TRANSACTIONS WITH RELATED PARTIES

Subject to the Companies Law and these Articles, a transaction between the Company and an Office Holder, and a transaction between the Company and another entity in which an Office Holder of the

Company has a personal interest, in each case, which is not an Extraordinary Transaction (as defined by the Companies Law), shall require only approval by the Board or a Committee of the Board subject to the Companies Law. Such authorization, as well as the actual approval, may be for a particular transaction or more generally for specific type of transactions. Subject to the provisions of the Companies Law and these Articles, no Director shall be disqualified by virtue of his office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director’s holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at no later than the first meeting of the Board after the acquisition of his interest.
25.
RECORDS AND VALIDITY OF ACTS

25.1
The minutes of the General Meeting or the Board or any Committee thereof, shall be recorded in the Company’s minutes book, as required under the Statutes, signed by the Chairperson or the chairman of a certain meeting. Such signed minutes shall be deemed prima facie evidence of the meeting and the resolutions resolved therein.

25.2
All acts done bona fide by any meeting of the Board or of a Committee or by any person acting as a director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

26.
CHIEF EXECUTIVE OFFICER

26.1
The Board shall from time to time appoint one or more persons, whether or not directors, as CEO of the Company who shall have the powers and authorities set forth in the Companies Law, and may confer upon such person(s), and from time to time modify or revoke, such titles and such duties and authorities of the Board as the Board may deem fit, subject to such limitations and restrictions as the Board may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board may from time to time (subject to any additional approvals required under, and the provisions of, the Companies Law and of any contract between any such person and the Company) fix their salaries and compensation, remove, or dismiss them from office and appoint another or others in his or their place or places.

26.2
Unless otherwise determined by the Board, the CEO shall have authority with respect to the management and operations of the Company in the ordinary course of business.

27.
INSURANCE, EXCULPATION, AND INDEMNITY

27.1
Insurance of Office Holders

(a)
The Company may insure the liability of an Office Holder, to the fullest extent permitted under applicable law.

(b)
Without derogating from the aforesaid, the Company may enter into a contract to insure the liability of an Office Holder therein for an obligation imposed on him in consequence of an act done in his capacity as an Office Holder in the Company or as an office holder in an affiliate of the company, including in any of the following cases:

(1)
A breach of the duty of care vis-a-vis the Company or vis-a-vis another person.

(2)
A breach of the duty of loyalty vis-a-vis the Company, provided that the Office Holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

(3)
A monetary obligation imposed on him in favor of another person;

(4)
A monetary liability imposed on such Office Holder in favor of a payment to an injured party at an Administrative Procedure as set forth in Section 52(54)(a)(1)(a) to the Securities Law and expenses regarding Administrative Procedures conducted in connection with such Office Holder and/or in connection with a monetary sanction, including reasonable litigation expenses and reasonable attorney’s fees;

(5)
Any other matter in respect of which it is permitted or will be permitted under any Statute to insure the liability of an Office Holder in the Company, and to the extent such law requires the inclusion of a provision permitting such insurance in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 50P of the EC Law, if and to the extent applicable).

27.2
Indemnity of Office Holders

The Company may indemnify an Office Holder, to the fullest extent permitted under applicable law. Without derogating from the aforesaid, the Company may indemnify an Office Holder for a liability or expense imposed on him in consequence of an act done in his capacity as an Office Holder in the Company or as an office holder in an affiliate of the company, including as follows:
(1)
a monetary liability incurred by or imposed on the Office Holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court;

(2)
reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the Office Holder as a result of an investigation or proceeding filed against the Office Holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such Office Holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the Office Holder but with the imposition of a monetary obligation on the Office Holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

(3)
reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder or which were imposed on the Office Holder by a court (i) in a proceeding instituted against the Office Holder by the Company, on its behalf, or by a third party, or (ii) in connection with criminal indictment of which the Office Holder was acquitted, or (iii) in a criminal indictment which the Office Holder was convicted of an offense that does not require proof of criminal intent;

(4)
a monetary liability imposed on the Office Holder in favor of all the injured parties by the breach in an Administrative Procedure as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

(5)
expenses expended by the Office Holder with respect to an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

(6)
any other obligation or expense in respect of which it is permitted or will be permitted under applicable Statute to indemnify an Office Holder, and to the extent such law requires the inclusion of a provision permitting such indemnity in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 50P(b)(2) of the EC Law, if and to the extent applicable.
27.3
Advance Indemnity

The Company may give an advance undertaking to indemnify an Office Holder therein including in respect of the following matters:
(1)
matters as detailed in Article 27.2(1), provided however, that the undertaking is restricted to events, which in the opinion of the Board, are anticipated in light of the Company’s activities at the time of granting the obligation to indemnify and is limited to a sum or measurement determined by the Board as reasonable under the circumstances; and

(2)
matters as detailed in Articles 27.2(2) through 27.2(6).

27.4
Retroactive Indemnity

Subject to the provisions of the Companies Law, the Company may indemnify an Office Holder in the Company or as an office holder in an affiliate of the company retroactively up to the maximum extent permitted under the Statute.
27.5
Exculpation

The Company may exempt and exculpate an Office Holder in advance for all or any of his liability for damage in consequence of a breach of the duty of care vis-a-vis the Company, to the fullest extent permitted under the Statutes. However, the Company may not exempt a director in advance from his liability toward the Company due to the breach of his/her duty of care in a Dividend distribution.
27.6
Insurance, Exculpation, and Indemnity — General

(a)
The above provisions with regard to insurance, exemption, exculpation and indemnity are not and shall not limit the Company in any way with regard to its entering into an insurance contract and/or with regard to the grant of indemnity and/or exemption and/or exculpation in connection with a person who is not an Office Holder of the Company, including employees, contractors or consultants of the Company, all subject to any applicable law.

(b)
The Company may enter into a contract in relation to exemption, exculpation, indemnification and insurance of Office Holders in companies under its control, related companies and other companies in which it has any interest, to the maximum extent permitted under the Statutes, and in this context the foregoing provisions in relation to exemption, exculpation, indemnification and insurance of Office Holders in the Company shall apply, mutatis mutandis.

(c)
Any amendment to the Companies Law any other Statute adversely affecting the right of any Office Holder to be indemnified, insured, exculpated or exempted pursuant to Articles 27.1 to 27.5 and any amendments to Articles 27.1 to 27.5 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify, insure, exculpate or exempt an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

(d)
An undertaking in relation to exemption, exculpation, indemnification and insurance of an Office Holder as aforesaid may also be valid after the office of such Office Holder in the Company has terminated.

28.
APPOINTMENT OF AN AUDITOR

28.1
Subject to the Statutes, the Annual Meeting shall appoint an Auditor for a period ending at the next Annual Meeting, or for a longer period, but no longer than until the third Annual Meeting after the meeting at which the Auditor has been appointed. The same Auditor may be re-appointed.
28.2
Subject to the Statutes, the terms of service (including fees) of the Auditor for the audit services shall be determined by the Board, at its discretion, or a committee of the Board if such determination was delegated to a committee, including undertakings or payments to the Auditor. The Board shall report the fees of the Auditor to the Annual Meeting.

29.
SIGNATORIES

Signatory rights on behalf of the Company shall be determined from time to time by the Board.
30.
DIVIDENDS

30.1
The Board may from time declare, and cause the Company to pay, such dividend as may appear to the Board to be justified by the profits of the Company and as permitted by the Companies Law. The Board shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

30.2
Subject to the provisions of these Articles and subject to the rights or conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to their respective holdings of the shares in respect of which such dividends are being paid.

30.3
No dividend shall carry interest as against the Company.

30.4
The Board may determine that the Company (i) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital; and (ii) may cause such distribution or payment to be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

30.5
All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of one (1) year (or such other period determined by the Board) from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company. The principal (and only the principal) of any unclaimed dividend of such other moneys shall be, if claimed, paid to a person entitled thereto.

30.6
Any dividend or other moneys payable in cash in respect of a share, less the tax required to be withheld pursuant to applicable law, may, as determined by the Board in its sole discretion, be paid by check or payment order sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register or his bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under these Articles, as applicable, or such person’s bank account), or to such person and at such other address as the person entitled thereto may by writing direct, or in any other manner the Board deems appropriate. Every such check or warrant or other method of payment shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.
30.7
The Board may settle, as it deems fit, any difficulty arising with regard to the distribution of dividends, bonus shares or otherwise, and in particular, to issue certificates for fractions of shares and sell such fractions of shares in order to pay their consideration to those entitled thereto, or to set the value for the distribution of certain assets and to determine that cash payments shall be paid to the Shareholders on the basis of such value, or that fractions whose value is less than NIS 0.01 shall not be taken into account. The Board may instruct to pay cash or convey these certain assets to a trustee in favor of those people who are entitled to a dividend, as the Board shall deem appropriate.

30.8
The Board may deduct from any dividend or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him or her to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

(a)
The Board may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)
The Board may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Article 10, entitled to become a Shareholder, or which any person is, under said Article, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

30.9
If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

31.
REDEEMABLE SECURITIES

The Company may, subject to applicable law, issue redeemable securities and redeem the same upon terms and conditions to be set forth in a written agreement between the Company and the holder of such securities or in their terms of issuance.
32.
ACCOUNTS

The Company’s books of account shall be kept at the office of the Company, or at such other place or places as the Board may think fit, and they shall always be open to inspection by all directors. No shareholder, not being a director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board. The Company shall not be required to send copies of its annual financial statements to its shareholders except as required by Statute.
33.
DONATIONS

The Company may make donations of reasonable amounts, as the Board may determine in its discretion, to worthy causes, even if such donations are not within the framework of business considerations to maximize the Company’s profits.
34.
NOTICES

34.1
Subject to the Statutes, notice or any other document which the Company shall deliver and which it is entitled or required to give pursuant to the provisions of these Articles and/or the Statutes shall be delivered by the Company to any person, in any one of the following manners as the Company may choose: in person, by mail, transmission by email or by other electronic form.

Any notice or other document which shall be sent shall be deemed to have reached its destination:
(i)
in the case of mailing, seventy-two (72) hours after it has been posted, or when actually received by the addressee if sooner than forty-eight hours after it has been posted;

(ii)
in the case of overnight air courier, on the next Business Day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner than three Business Days after it has been sent;

(iii)
in the case of personal delivery, when actually tendered in person, to such addressee;

(iv)
in the case of facsimile, email or other electronic transmission, on the first Business Day (during normal business hours in place of addressee) on which the sender receives automatic electronic confirmation by the addressee’s facsimile machine that such notice was received by the addressee or delivery confirmation from the addressee’s email or other communication server.

If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 34.
Should it be required to prove delivery, it shall be sufficient to prove that the notice or document sent contains the correct mailing or e-mail details as registered in the Register or any other address which the shareholder submitted in writing to the Company as the address and fax or e-mail details for the submission of notices or other documents.
Notwithstanding anything to the contrary hereunder, subject to the provisions of the Statutes, a notice to a shareholder (including a notice by the Company of a General Meeting) may be served, as a general notice to all shareholders, published by the Company on the website of the Company or any appropriate government agency, in accordance with applicable rules and regulations of any stock market upon which the Company’s shares are listed and, if so published, shall be deemed to have been duly given on the date of such publication to any shareholder.
In cases where it is necessary to give advance notice of a particular number of days or notice which shall remain in effect for a particular period, the day the notice was sent shall be excluded and the scheduled day of the meeting or the last date of the period shall be included in the count.
The Company shall not be required to give notice to its registered shareholders pursuant to the Companies Law, unless otherwise required by Statutes. Subject to the Statutes, the Company shall not be required to send notices to any shareholder who is not registered in the Register or has not provided the Company with accurate and sufficient mailing details.
34.2
Any notice to be given to the shareholders shall be given, with respect to joint shareholders, to the person whose name appears first in the Register as the holder of the said share, and any notice so given shall be sufficient notice for all holders of the said share.

34.3
Any notice or other document served upon or sent to any shareholder in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company received notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service or sending on or to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

34.4
The accidental omission to give notice to any shareholder or the non-receipt of any such notice shall not cancel or annul any action made in reliance on the notice.

35.
LOCK-UP

35. 1
The following terms shall have the meanings as defined below for all purposes of this Article 35.

“Affiliate” means any other entity which controls, is controlled by, or is under common control with, such shareholder.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of March 8, 2022, by and among the Company, SatixFy MS, a Cayman Islands exempted company and a wholly owned subsidiary of the Company, and Endurance Acquisition Corp., a Cayman Islands exempted company.
“Equity Grant Agreement” means that certain Equity Grant Agreement, dated as of February 1, 2022, by and among the Company, FP Credit Partners, L.P., FP Credit Partners Phoenix, L.P., FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P.
“Francisco Partners” means FP Credit Partners, L.P., FP Credit Partners Phoenix, L.P., FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P., collectively.
“Lock-up Period” shall mean with respect to the shareholders who are shareholders of the Company immediately prior to the Closing Date and their respective Lock-up Permitted Transferees, the period beginning on the date of the closing (the “Closing”) of the Business Combination (the “Closing Date”), and ending on the date that is one hundred and eighty (180) days following the Closing Date.
“Lock-up Shares” shall mean, with respect to the shareholders who are shareholders of the Company immediately prior to the Closing Date and their respective Lock-up Permitted Transferees, the Ordinary Shares held by such shareholders immediately prior to the Closing (excluding, for the avoidance of doubt, any Ordinary Shares purchased in a private placement in connection with the Business Combination or acquired in the public market following the Closing) and any Ordinary Shares issuable upon conversion or exercise of warrants, options or any other instrument held by the shareholders as of immediately prior to the Closing (excluding, for the avoidance of doubt, SPAC Warrants and PIPE Warrants).
“PIPE Warrants” means the warrants to purchase Ordinary Shares issued pursuant to that certain Warrant Agreement, dated as of [•], 2022, by and among the Company and Continental Stock Transfer & Trust Company, a New York corporation.
“SPAC Warrants” shall mean the warrants issued pursuant to that certain warrant agreement, dated as of September 14, 2021, by and among the Endurance Acquisition Corp., a Cayman Islands exempted company, Continental Stock Transfer & Trust Company, a New York corporation, and the other parties thereto, as amended by the Warrant Assumption Agreement.
“Transfer” shall mean, directly or indirectly, the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended, with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).
35.2
Subject to Section 35.2, all shareholders which are shareholders of the Company immediately prior to the Closing Date (other than Francisco Partners, with respect to the Ordinary Shares it acquired pursuant to the Equity Grant Agreement) agree that they shall not Transfer any Lock-up Shares or any instruments exercisable or exchangeable for, or convertible into, such Lock-up Shares until the end of the Lock-up Period (the “Lock-up”). For the further avoidance of doubt, securities acquired by a shareholder in open market transactions subsequent to March 8, 2022 shall not be subject to the Lock-up.

35.3
Notwithstanding the provisions set forth in Section 35.1, each shareholder and its Lock-up

Permitted Transferees (other than Francisco Partners, with respect to the Ordinary Shares it acquired pursuant to the Equity Grant Agreement) may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) such shareholder’s investors, officers or directors, (ii) any direct or indirect controlled Affiliates or immediate family members of such shareholder’s officers or directors (as defined in the Securities and Exchange Act of 1934, as amended), or (iii) any direct or indirect controlled Affiliates of the shareholders that are not competitors of the Company or any employees of any such Affiliates; (b) in the case of an individual, (i) by bona fide gift or charitable contribution without consideration, (ii) by virtue of laws of descent and distribution upon death of the individual and (iii) pursuant to a qualified domestic relations order; (c) by virtue of such shareholder’s certificate of incorporation or bylaws (or equivalent), as amended, upon dissolution of such Holder; (d) in connection with a bona fide gift or charitable contribution without consideration; (e) with the written consent of the Board or (f) in connection with a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction, in each case in this clause (f) as approved by the Board or a duly authorized committee thereof, which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing Date (collectively, the “Lock-up Permitted Transferees”); provided, however, that in the case of clauses (a) through (d) such Lock-up Permitted Transferee must execute an agreement to be bound in writing by the restrictions set forth in this Article 35.
36.
WINDING-UP

If the Company is wound up, then, subject to applicable Statutes and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the shareholders shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.
37.
AMENDMENT

Any amendment of these Articles shall require, in addition to the approval of the General Meeting of shareholders in accordance with these Articles, also the approval of the Board with the affirmative vote of a majority of the then serving Directors.
38.
FORUM SELECTION

38.1
Unless the Company consents in writing to the selection of an alternative forum:

(a)
the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, including against any person or entity, including such claims brought against the Company, its directors, officers, employees, advisors, attorneys, accountants, underwriters to any offering giving rise to such complaint, or any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering;

(b)
The competent courts in Tel Aviv, Israel shall be the exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (C) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law and providing that any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and consented to these provisions.

38.2
Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and consented to the provisions of this Article.

* * *